SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported  September 1, 2006

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 1, 2006, ArQule, Inc. (the “Registrant”) engaged Richard H. Woodrich to serve as its Acting Chief Financial Officer on an interim basis.  The Registrant has put in place an executive search process to identify a permanent Chief Financial Officer.

Mr. Woodrich is President and CEO of Woodrich & Associates, Inc., a management consulting firm providing strategic consulting to the biotechnology industry.  Mr. Woodrich has more than twenty-five years of business experience in technology-based life science companies.  Prior to founding Woodrich & Associates, Mr. Woodrich held several senior management positions with emerging growth biotechnology companies. Mr. Woodrich served from 1999 to 2004 as the Senior Vice President, Business Development for Therion Biologics Corporation, a privately held biopharmaceutical company.  Previously, Mr. Woodrich served as Executive Vice President and Chief Operating Officer of CytoMed, Inc. from 1995 until its acquisition in 1999.  From 1991 until its acquisition in 1995, Mr. Woodrich served as Senior Vice President, Finance and Administration, CFO and later as President and Director of Oculon Corporation.  Mr. Woodrich has served in financial management positions at Infinet, Inc., Applied bioTechnology, and Millipore Corporation. While serving as a Senior Accountant at Arthur Andersen & Co., Mr. Woodrich became a Certified Public Accountant.  Mr. Woodrich has a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Masters in Business Administration from the Harvard University Graduate School of Business Administration.

In accordance with a previously disclosed plan, Louise A. Mawhinney, the Registrant’s Vice President, Chief Financial Officer and Treasurer, resigned effective September 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
Executive Vice President, Chief Business
Officer, General Counsel and Secretary

Date: September 6, 2006